Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

FactSet Research Systems Inc. (the “Company”) and I, Franck A.R. Gossieaux, have entered into this Separation Agreement and General Release of Claims (this “Agreement”) to settle all known and unknown claims I might have against the Company and all related parties, except as otherwise set forth in this Agreement, effective as of June 7, 2020. Except to the extent governed by federal law or any applicable non-U.S. law, this Agreement shall be governed by the statutes and common law of Connecticut, excluding any that mandate the use of another jurisdiction’s laws.

The Company and I agree as follows:

Section 1 -- In General

The Company and I hereby agree that my employment with the Company and its affiliates, including FactSet French Sarl, will end as of June 30, 2020 (the “Date of Termination”). Effective as of the Date of Termination, I hereby irrevocably resign from all offices, titles, position, and appointments at the Company and any of its affiliates, including FactSet France Sarl. Prior to the Date of Termination, the Company and any of its affiliates, including FactSet France Sarl, may remove me from any offices, titles, positions and appointments (but not my U.S. employment), and I agree to provide any resignation letter reasonably necessary to give immediate effect to any such removal.

I also acknowledge that my Employment Contract with FactSet France Sarl, dated as of April 1, 2009 with a seniority as of September 1, 1999 (the “French Employment Contract”), has been terminated through a dismissal letter dated June 5, 2020, of which I have duly received a copy before signing this Agreement, and which has been sent by DHL with signature required to my home address in New York. The Company and I hereby agree that my termination of employment does not constitute an “Eligible Termination” (as defined in the Company’s Executive Severance Plan) for purposes of the Company’s Executive Severance Plan.

Section 2 -- Payments and Benefits

(a) In General: The Company promises that I will receive the compensation and benefits set forth in this Section that are conditioned on my execution of this Agreement and compliance with its terms. I understand and agree that I am not otherwise entitled to receive the compensation and benefits provided to me under this Agreement, and I understand and agree that I am not entitled to any other compensation and benefits in connection with my termination of employment under any applicable plan or agreement with the Company or any of its affiliates, including (i) the French Employment Contract, (ii) the Letter of Assignment from Christine Souza to me, dated June 1, 2019 (the “Assignment Letter”), (iii) my Expatriation Agreement with FactSet France Sarl and the Company, dated June 1, 2019 (the “Expatriation Agreement”), (iv) the Expatriation Addendum to the Employment Contract by and between me and FactSet France Sarl, dated June 1, 2019 (the “Expatriation Addendum”), (v) the Company’s Executive Severance Plan and (vi) except as set forth below, the Company’s 2004 Stock Option and Award Plan (as amended and restated from time to time), the Company’s Stock Option and Award Plan (as amended and restated from time to time), and, in each case, the applicable award agreements thereunder (such plans and agreements collectively, the “Equity Incentive Plans”). I understand that this Agreement will be immediately effective upon my execution and delivery of the Agreement to the Company, provided that if I fail to comply with this Agreement (including the Second Release requirement pursuant to Section 4), I will not receive the amounts or benefits that are set forth in this Section, and this Agreement will never go into effect.

(b) Equity Awards: I understand and agree that, in accordance with the terms of the Equity Incentive Plans, each outstanding and unvested equity award that I held as of the Date of Termination has been immediately forfeited as of the Date of Termination, and I shall have no right to receive any payment or benefit with respect to any such equity award, including the following awards:

(i) 425 options granted on November 2, 2015;
(ii) 468 options granted on November 2, 2015;
(iii) 1,825 options granted on November 1, 2016;
(iv) 2,236 options granted on November 2, 2017;
(v) 1,776 options granted on November 1, 2018;
(vi) 204 restricted stock units granted on November 1, 2018;
(vii) 11,481 options granted on July 1, 2019;
(viii) 4,985 options granted on November 1, 2019; and
(ix) 1,222 performance units granted on November 1, 2019.

Notwithstanding the foregoing, provided that I satisfy the Second Release requirement, any options that are held by me and were outstanding and vested as of the Date of Termination will remain outstanding and exercisable for the 90-day period following the Date of Termination. Any such outstanding and vested options that are not exercised as of the 90-day anniversary of the Date of Termination will be immediately forfeited as of such date. I understand and agree that if I do not satisfy the Second Release requirement, all vested but unexercised options will expire immediately with effect as of the Date of Termination. The Company acknowledges that the following options are outstanding and vested as of the Date of Termination:

Award Date	Exercise Price	Granted	Outstanding	Outstanding and Vested
11/01/2018	$221.88	2,219.00	2,219.00	443.00
11/02/2017	$189.98	3,729.00	3,729.00	1,493.00
11/01/2016	$152.28	4,564.00	4,564.00	2,739.00
11/02/2015	$175.20	2,125.00	2,125.00	1,700.00
11/02/2015	$175.20	2,337.00	2,337.00	1,869.00
05/01/2015	$159.14	3,336.00	3,336.00	3,336.00

In addition, the Company agrees that I will have access to cashless or net exercise of my vested options (in each case, in accordance with the applicable policies and procedures of the Company and to the extent permissible pursuant to applicable securities laws) and that it and its affiliates will implement procedures with respect to withholding taxes and other taxation matters related to any option exercise consistent with past practice. The Company also represents that (i) it will not share any material nonpublic information with me following the date hereof and (ii) I will not be prohibited under any Company policies from engaging in transactions in the

Company’s securities during the open trading period from June 26, 2020 through August 14, 2020.

The Company confirms that my balance of shares in the Company’s Employee Stock Purchase Program as of the Date of Termination is 301.67 and all such shares are fully vested and nonforfeitable.

(c) Tax Services and Tax Equalization: The Company agrees that (i) I shall continue to receive tax advisory services from KPMG (or any successor advisor selected by the Company to provide such services to its expatriate employees) consistent with past practice for calendar year 2018, at the Company’s expense, in connection with my tax obligations in respect of calendar years 2019 and 2020 and (ii) it shall provide tax equalization in respect of calendar years 2019 and 2020, consistent with past practice for calendar year 2018 and the calculations of KPMG (or the applicable successor advisor).

(d) Benefits. Following the Date of Termination, my family and I shall be eligible to elect continued coverage under the Company’s medical, dental, and vision plans in the United States in accordance with COBRA at my expense and shall be entitled to participate in French health and other coverages, in each case, in accordance with applicable law. The Company also agrees that if the tuition previously paid for my children’s schools for the 2020-2021 school year is refunded in whole or in part, it will be applied to tuition for my children in French schools (if any, the “Tuition Reimbursement”). The Company acknowledges that all Company contributions on my behalf (or for my benefit) to the Company’s 401(k) plan are fully vested and nonforfeitable. The Company represents that it or its affiliates have made all required social security and other contributions or payments required under French law, Article 5 of the Expatriation Agreement and Article 5 of the Expatriation Addendum, and agrees that it or its affiliates shall provide to me all documentation and information in its possession reasonably necessary for me to apply for and obtain unemployment and other social security benefits in France. In addition, the Company will allow me to transfer my French mobile telephone number to a private account.

The Company, in accordance with Article 5 of the Expatriation Addendum, confirms and guarantees that FactSet France Sarl has paid the employee and employer’s shares of contributions to (i) the basic and supplementary pension schemes (AGIRC – ARRCO) and (ii) the unemployment state insurance scheme throughout the entire expatriation period (“Pole Emploi”).

FactSet France Sarl has not made the required contributions to CFE with respect to me. Accordingly, the Company and I have agreed that, in lieu of such contributions, the Company will make a payment to me in the amount of $15,962 (the “CFE Indemnity Payment”), in accordance with the terms of the Second Release.

For details of these commitments, the Company and I expressly refer to the Second Release.

(e) Relocation: I understand and agree that, subject to my departure from the United States by the later of (i) sixty (60) days following the Date of Termination and (ii) such later date during calendar year 2020 as permitted in accordance with the terms of the work visa authorizing my employment by the Company in the United

States, I will be entitled to reimbursement for the cost of (A) economy class airfare on AirFrance or Delta Airlines to France for myself and my family members and (B) the shipment of household goods to France, in each case within fifteen (15) days after I submit proof of such expenses.

Section 3 -- First Complete General Release of Claims

I acknowledge and represent that the consideration provided by the Company in this Agreement is adequate and satisfactory in exchange for the general release provided by me in this Section 3 and for the other commitments I make in this Agreement, and that, in exchange for the compensation and benefits set forth in Section 2, the following releases are made as of the Date of Termination:

(a) Claims Released: Except for the claims identified in Section 3(b), I irrevocably and unconditionally release (i.e., give up), acquit and forever discharge all known and unknown claims, promises, causes of action, charges, complaints, demands, liabilities, obligations, agreements, controversies, damages, suits, entitlements, costs, losses, debts and expenses (including attorneys’ fees and legal expenses) or similar rights of any type that I currently may have (“Claims”) with respect to any Released Party listed in Section 3(c). I understand that I am not releasing future rights or claims, meaning rights or claims that arise after my execution of this Agreement. I understand that the Claims I am releasing might arise under many different federal, state, local or non-U.S. laws (including statutes, regulations, other administrative guidance, and common law doctrines). Without limiting the generality of the foregoing, I acknowledge that I knowingly and voluntarily waive and release any and all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Executive Order 11,141, which prohibit age discrimination in employment, as well as all Claims under the following:

(i) Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act (“ADA”) and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information Nondiscrimination Act of 2008 (“GINA”), which prohibits discrimination based on genetic information; and any other federal, state, local or non-U.S. laws prohibiting discrimination in employment based on a protected category, such as actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status, sex, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics;

(ii) Federal employment statutes, such as the Worker Adjustment and Retraining Notification Act (“WARN Act”), which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974 (“ERISA”), which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws; and

(iii) Other laws, such as any federal, state, local or non-U.S. laws mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, local or non-U.S. law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, local or non-U.S. laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related Claims; any other law relating to salary, commission, compensation, benefits, and other matters; and family and medical leave laws.

Examples of released Claims include, but are not limited to the following (except to the extent explicitly preserved by Section 2 or 3(b) of this Agreement): (i) Claims that in any way relate to or arose during my employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that I have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits subject to the commitments made by the Company in Section 2(d) of this Agreement and the Second Release; (iv) any Claims to attorneys’ fees or other indemnities (such as under the Civil Rights Attorneys’ Fees Act), with respect to Claims I am releasing; or (v) Claims under the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, and the Connecticut Smokers’ Rights Law.

(b) Claims Not Released: This Agreement does not release any claims that the law does not permit me to release. Nothing herein affects my rights to indemnification in respect of my service as a director or officer of the Company or any of its affiliates, reimbursement for business expenses incurred through the Date of Termination in accordance with Company policy, payment of accrued salary, payment for accrued but unused vacation time (the amount of which, as of the Date of Termination, is $120,945 (one hundred twenty thousand and nine hundred and forty five U.S. dollars)), payment of the CFE Indemnity Payment, any vested benefits under the Company’s 401(k) plan and any other rights pursuant to the employee benefit plans of the Company and its subsidiaries that are accrued and vested as of the Date of Termination, subject to the terms of the applicable plan. Furthermore, this Agreement does not release my rights pursuant to the payments set forth in Section 2 or to the compensation and benefits set forth in the Second Release.

(c) Released Parties: The Released Parties are the Company, all current and former parents, subsidiaries, affiliates, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their successors.

(d) Covenant not to Sue: I affirm that (i) I have not filed, and have not caused to be filed, and am not presently party to, any lawsuit or arbitration against any Released Party in any forum and (ii) agree not to sue any of the Released Parties or become a party to a lawsuit on the basis of any Claims of any type to date that arise out of any aspect of my employment or severance from employment other than, in each case, in order to enforce rights under Section 2, Section 3(b) or pursuant to the Second Release. I understand that this is an affirmative promise not to sue any of the Released Parties, which is in addition to my general release of claims in Section 3(a). If, despite this Agreement, I sue or bring an arbitration action asserting any Claim that I have released, (i) I will be liable to the Released Party (as defined below) for its attorneys’ fees, other defense costs, and any other damages that my suit or arbitration causes, except those attributable to ADEA claims and (ii) the Company shall have no obligation to pay any amounts set forth in Section 2 or pursuant to the Second Release and the Company shall be entitled to recover any amounts set forth in Section 2 or the Second Release paid to me prior to the date of such actual or threatened violation. I promise not to accept any relief or remedies not set forth in this Agreement as to any Claim I have released by signing it.

(e) California Law: I acknowledge that I have read and understand Section 1542 of the California Civil Code that reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any claims herein.

Section 4 -- Second Release of Claims

I agree that my eligibility to receive the compensation and benefits set forth in Section 2 is subject to my execution, not earlier than June 30, 2020 and not later than July 21, 2020, of a second release of claims (the “Second Release”) in the form attached hereto as Appendix A, and the non-revocation of the Second Release during the period specified therein. If I fail to execute and deliver the Second Release by July 21, 2020, or if I revoke the Second Release as provided therein, I will forfeit my right to receive the compensation and benefits set forth in Section 2 and the compensation and benefits set forth in the Second Release, and any then outstanding and vested options will be immediately forfeited with effect as of the Date of Termination.

Section 5 -- Promises

(a) Employment Termination: I agree that my employment with the Company and its affiliates (including FactSet France Sarl) will end as of the Date of Termination, and that I will receive the payments and benefits under this Agreement (subject to my compliance with the terms of this Agreement) in lieu of any such other rights or benefits to which I possibly could be or become entitled, except that if I sign the Second Release and it becomes effective and irrevocable in accordance with its terms, I will receive the compensation and benefits thereunder. I have not been told that the Company or any Released Party will rehire me.

(b) Company Property and Debts: On or before the Date of Termination, I will return to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, devices and equipment belonging to the Company (including computers, laptops, tablets, smart phones, handheld electronic devices, telephone equipment, and other electronic devices), and any other property of the Company or any Released Party in my possession or control, other than specific mutually approved devices, all with the Company’s consent. I have cooperated with the Company and will cooperate with the Company regarding the proper handling of any digital property of the Company that may be retained in mobile phone or related digital storage devices, media or accounts. As of the Date of Termination, I will have cleared all expense accounts, repaid everything I owe to the Company or any Released Party, paid all amounts I owe on Company-provided credit cards or accounts (such as mobile or smart phone accounts), and canceled or personally assumed any such credit cards or accounts. I further acknowledge and agree that from and after the Date of Termination, I will no longer have access to any premises of the Company or any of its affiliates, including those of FactSet France Sarl.

(c) Taxes: I am responsible for paying any taxes on amounts I receive because I signed this Agreement. I agree that the Company is to withhold all taxes it is legally required to withhold. I agree not to make any claim against the Company or any other person based on how the Company reports amounts paid under this Agreement to tax authorities provided that such reporting is consistent with past practice.

(d) Ownership of Claims: I have not assigned or transferred any Claim I am purporting to release, nor have I attempted to do so.

(e) Communication with Government Agency; Immunity: This Agreement does not preclude me from filing an administrative charge or otherwise communicating with any federal, state, local or non-U.S. government office, official or agency, or from reporting possible violations of any law or regulation, making disclosures to, and/or participating in any investigation or proceeding conducted by any federal, state, local or non-U.S. agency, including the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission (“SEC”), the Department of Fair Employment and Housing and/or any governmental authority charged with the enforcement of any employment laws. However, I understand that by signing this Agreement I am waiving the right to recover any damages or to receive other relief in any claim or suit brought by any such federal, state, local or non-U.S. agency on my behalf, or with respect to any Claim released by Section 3(a) of this Agreement, to the fullest extent permitted by applicable law. Furthermore, nothing in this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934 (the “Exchange Act”), maintaining the confidentiality of a claim with the SEC; (ii) providing Confidential Information (as defined in Section 5(g) below) to the SEC, or providing the SEC with information that would otherwise violate any provision of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act. Notwithstanding my confidentiality obligations set forth in this Agreement, I understand that, pursuant to the Defend Trade Secrets Act of 2016, I will not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I also understand that if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order. I understand that if a disclosure of trade secrets was not done in good faith pursuant to the above, then I may be subject to liability, including, without limitation, punitive damages and attorneys’ fees.

(f) Mutual Agreement Not to Disparage or Harm: Subject to Section 5(e), I agree not to criticize, denigrate, or disparage any Released Party and, in particular, not to criticize, denigrate, or disparage any current or former employee of the Company or any of its affiliates. I understand and agree that breach of this provision will result in damages that are difficult to quantify. The Company likewise agrees not to criticize, denigrate, or disparage me or my work in any communication to a third party (including without limitation by stating or implying that it terminated my employment). I agree not to incur any expenses, obligations, or liabilities on behalf of the Company or any of its affiliates.

(g) Confidential and Proprietary Information and Existing Obligations: Subject to Section 5(e), I understand that, at all times in the future, I will remain bound by any Company or Company affiliate agreement or policy relating to non-competition, non-solicitation, confidential information, proprietary information, invention, or similar matters to which I am now subject, in accordance with the terms of such agreement or policy, including but not limited to any FactSet Research Systems Inc. Intellectual Property Agreement which I previously signed and any non-competition, non-solicitation and confidentiality restrictions to which I am subject pursuant to the Equity Incentive Plans and which are expressly incorporated by reference herein; provided, however, that the Company’s sole remedy for any breach of the non-competition restrictions to which I am subject pursuant to the Equity Incentive Plans or otherwise shall be limited to (i) those described in the second paragraph of Section 13 of the Equity Incentive Plan and only with respect to the equity interests granted to me since January 1, 2017 and (ii) repayment by me of the Settlement Indemnity Payment (as such term is defined in the Second Release), the CFE Indemnity Payment, and the Tuition Reimbursement (if any); and, provided further, that any such breach of any non-competition obligation shall not constitute a breach of this Agreement. I agree that, except as specifically provided in the immediately preceding sentence, to the extent any provision in any such agreement, plan or policy conflicts with any provision in this Agreement, the provision or interpretation affording the greater protection to the Company shall govern. In particular, I acknowledge that my employment by the Company created a relationship of confidence and trust with respect to any information of a confidential or secret nature disclosed to me by the Company or a third party that (i) related to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agreed to hold information of such party in confidence, (ii) was not generally known to the public or to other persons in the industry, or if generally known, was used, selected or arranged by the Company in a manner not generally known and was made the property of the Company by mutual agreement of the parties, including by the Invention Assignment and Proprietary Information Agreement, and/or similar agreement, and (iii) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (the “Confidential Information”). I agree and represent that I have not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out my duties and responsibilities of employment with the Company. I also agree, at all times in the future, not to make use of any Confidential Information for my own purposes or for the benefit of any person, firm, corporation or other entity. I further warrant and represent that all Confidential Information in my possession, custody or control that is or was a property of the Company has been or will be returned to the Company as of the Date of Termination.

(h) Implementation: I agree to sign any documents and do anything else that in the future is needed to implement this Agreement.

(i) Other Representations: In addition to my other representations in this Agreement, I have made the following representations to the Company, on which I acknowledge it also has relied in entering into this Agreement with me:

i.I have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which I might still be entitled to compensation or relief in the future. I have properly reported any and all job-related wrongs or injuries for which I might still be entitled to compensation or relief, such as an injury for which I might receive a workers’ compensation award in the future. I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past.

ii.This Agreement is not an admission of wrongdoing by the Company, any other Released Party, or me.

iii.I am intentionally releasing claims that I do not know I might have and that, with hindsight, I might regret having released.

iv.If the Company or I successfully assert that any provision in this Release is void, the rest of the Agreement shall remain valid and enforceable.

(j) False Claims Representations and Promises: I have disclosed to the Company any information I have concerning any conduct involving the Company or any affiliate that I have any reason to believe may be unlawful or that involves any false claims to the United States. I promise to cooperate fully in any investigation the Company or any affiliate undertakes into matters occurring during my employment with the Company or any affiliate. I understand that nothing in this Agreement prevents me from cooperating with any U.S. government investigation. In addition, to the fullest extent permitted by law, I hereby irrevocably assign to the U.S. government any right I might have to any proceeds or awards in connection with any false claims proceedings against the Company or any affiliate.

(k) Cooperation Required: I agree that when requested by the Company, I will promptly and fully respond to all reasonable inquiries from the Company or any affiliate and its representatives relating to any lawsuit in which I am identified as having factual information needed by the Company. To the extent I incur reasonable out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or any affiliate at its request, the Company will mail me a reimbursement check for those expenses within 15 days after it receives my request for payment, along with satisfactory written substantiation of the claimed expenses.

(l) Disclosure: Nothing herein shall prevent the Company or me from disclosing the terms of this Agreement if required to do so under applicable law or by a court of competent jurisdiction.

Section 6 -- Consequences of Violating Promises

I agree that the Company would be irreparably harmed by any actual or threatened violation of Section 5 that involves disclosure or use of confidential information, proprietary information, trade secrets or the violation of any obligations to the Company or its affiliates in respect of non-solicitation, and that the Company will be entitled to an injunction prohibiting me from committing any such violation. In addition, I agree that, in the event of any actual or threatened violation of Section 5 or any confidentiality, or non-solicitation agreement with the Company or any of its subsidiaries (subject to any modification of such agreement pursuant to Section 5), then the Company shall (a) have no obligation to pay any amounts set forth in Section 2 or pursuant to the Second Release and (b) will be entitled to recover any amounts set forth in Section 2 or pursuant to the Second Release previously paid to me. The provisions of this Section 6 shall not apply with respect to any actual or threatened violation of any non-competition obligation to which I may be subject (as modified by Section 5(g)).

Section 7 -- Miscellaneous

(a) Entire Agreement: In addition to any Company or Company affiliate agreement, plan or policy relating to non-competition, non-solicitation, the confidentiality of proprietary information, inventions, or similar matters referenced in Section 5 above, this Agreement (including the Second Release) is the entire agreement between me and the Company relating to my termination of employment or the subject matter of this Agreement. This Agreement may not be modified or canceled in any manner, nor may any provision of it or any legal remedy with respect to it be waived, except by a writing signed by both me and an authorized Company official. I acknowledge that the Company has made no representations or promises to me (such as that my former position will remain vacant), other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

(b) Successors: This Agreement binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

(c) Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement.

Section 8 -- Arbitration of Disputes

The Company and I agree to resolve any disputes we may have with each other through final, binding and confidential arbitration consistent with applicable law. For example, I am agreeing to arbitrate any dispute about the validity of this Agreement or any discrimination claim. I also agree to resolve through final, binding and confidential arbitration any disputes I have with any other Released Party who elects to arbitrate those disputes under this subsection. Arbitration shall be conducted by the American Arbitration Association in accordance with its employment dispute resolution rules which can be found at www.adr.org/employment, and consistent with state law. A neutral arbitrator will preside over the arbitration and issue a written decision subject to limited judicial review. The decision shall remain confidential between the parties and shall not be published by the arbitrator or the AAA. All remedies available under law will be available in the Arbitration. The Arbitration proceedings will allow for adequate discovery. Commencement of the Arbitration will be at a minimal cost to me, and the proceeding will be considered to be arising out of an employer plan for purposes of assessing fees and costs. This agreement to arbitrate does not apply to government agency proceedings. By agreeing to this Agreement, I understand that I am waiving my right to a jury trial.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT.

BEFORE SIGNING THIS AGREEMENT, TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).

BY SIGNING THIS AGREEMENT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

Executed this 7th day of June, 2020, and signed under the laws of the state of
Connecticut.

/s/ FRANCK GOSSIEAUX
Signature

Franck Gossieaux
Print Name

Executed this 7th day of June, 2020.

For FactSet Research Systems Inc.

/s/ RACHEL R. STERN

Name: Rachel R. Stern
Title: Executive Vice President, Head of
Strategic Resources and General Counsel

Second Release

This release (this “Second Release”), to be signed on or following June 30, 2020, is made by and among Franck A.R. Gossieaux (“Employee”), FactSet Research Systems Inc. (the “Company”) and FactSet France Sarl in connection with the Separation Agreement and General Release of Claims between Employee and the Company, made June 7, 2020 (the “U.S. Separation Agreement”), and in association with the termination of Employee’s employment with the Company and its affiliates (including FactSet France Sarl). Employee acknowledges and agrees that (i) Employee was provided with a written notice of termination of Employee’s employment with the Company and its affiliates (including FactSet France Sarl) from the Company, effective on June 30, 2020, (ii) Employee also received a written notice of termination of the Employment Contract by and between FactSet France Sarl and Employee, dated as of April 1, 2009 with a seniority as of September 1, 1999 (the “Employment Contract”), dated June 5, 2020 and effective as of June 30, 2020, and (iii) this Second Release shall serve as the separation agreement between Employee and FactSet France Sarl that is entered into following termination of the Employment Contract. In consideration for the release of claims set forth in this Second Release, conditioned on the effectiveness and irrevocability of this Second Release in accordance with its terms, Employee will receive a settlement indemnity payment from the Company in the amount of $107,908 (one hundred seven thousand and nine hundred and eight U.S. dollars) (the “Settlement Indemnity Payment”) (less applicable tax withholding) to be paid through the Company’s payroll system not later than August 15, 2020. For the avoidance of doubt, Employee acknowledges and agrees that (A) Employee shall not be entitled to any additional compensation or benefits in connection with the termination of the Employment Contract, other than the Settlement Indemnity Payment, payment for accrued but unused vacation time (the amount of which, as of the date of the U.S. Separation Agreement, is $120,945 (one hundred twenty thousand and nine hundred and forty five U.S. dollars)), which shall be paid not later than August 15, 2020, and all other rights and benefits provided under the U.S. Separation Agreement, including payment of the CFE Indemnity Payment (as defined in the U.S. Separation Agreement), which shall be paid not later than August 15, 2020, (B) the Settlement Indemnity Payment shall be paid in satisfaction of all French statutory and contractual claims, including any unemployment and retirement benefits and (C) the Employee expressly waives any rights to any severance pay calculated in accordance with the collective bargaining agreement (“Indemnité conventionelle de licenciement”) and his indemnity in lieu of notice and any other related indemnities under the Employment Contract.

In accordance with Article 5 of the Expatriation Addendum to the Employment Contract by and between Employee and FactSet France Sarl, dated June 1, 2019, FactSet France Sarl confirms that it has paid the employee and employer’s shares of contributions to (i) the basic and supplementary pension schemes (AGIRC – ARRCO) and (ii) unemployment state insurance scheme throughout the entire expatriation period (“Pole Emploi”).

FactSet France Sarl will provide Employee with all of the end-of-contract documents as follows: unemployment certificate (“Attesttation Pôle Emploi”); employment certificate (“ Certificat de travail”) and the receipt for the balance of any account (“Reçu pour solde de tout compte”).

1. In consideration of the Settlement Indemnity Payment and the payments to be made to Employee and other benefits to be received by Employee pursuant to the U.S. Separation Agreement, Employee, being of lawful age, irrevocably and unconditionally releases (i.e., gives up), acquits and forever discharges all known and unknown claims, promises, causes of action, charges, complaints, demands, liabilities, obligations, agreements, controversies, damages, suits, entitlements, costs, losses, debts and expenses (including attorneys’ fees and legal expenses) or similar rights of any type that Employee currently may have (“Claims”) with respect to the Company, FactSet France Sarl, all current and former parents, subsidiaries, affiliates, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their successors (collectively, the “Released Parties”).

Employee understands that Employee is not releasing future rights or claims, meaning rights or claims that arise after the date that Employee executes and delivers this Second Release. Employee understands that the Claims Employee is releasing might arise under many different federal, state, local or non-U.S. laws, including French law (including all statutes, regulations, other administrative guidance, and common law doctrines). Without limiting the generality of the foregoing, Employee acknowledges that Employee knowingly and voluntarily waives and releases any and all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Executive Order 11,141, which prohibit age discrimination in employment, as well as all Claims under the following:

(i) Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act (“ADA”) and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information Nondiscrimination Act of 2008 (“GINA”), which prohibits discrimination based on genetic information; and any other federal, state, local or non-U.S. laws prohibiting discrimination in employment based on a protected category, such as actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status, sex, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics;

(ii) Federal employment statutes, such as the Worker Adjustment and Retraining Notification Act (“WARN Act”), which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974 (“ERISA”), which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws; and

(iii) Other laws, such as any federal, state, local or non-U.S. laws, including French law, mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, local or non-U.S. law, including French law, enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, local or non-U.S.

laws, including French law, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims; any other law relating to salary, commission, compensation, benefits, and other matters; and family and medical leave laws.

Examples of released Claims include, but are not limited to the following (except for the Settlement Indemnity Payment and to the extent explicitly preserved by Section 2 or 3(b) of the U.S. Separation Agreement): (i) Claims that in any way relate to or arose during Employee’s employment with the Company and its affiliates (including FactSet France Sarl), or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, reimbursement of expenses, non-compete indemnity, overtime, salary revalorization, or unused accrued vacation or sick pay, severance pay calculated in accordance with the applicable collective bargaining agreement, any notice pay indemnity or damages for moral harassment, damages for irregular dismissal procedure or any damages of any nature whatsoever, awards/options, collective advantages, health and contingency coverage, complementary pension rights, etc. based on the conclusion, the execution and/or the termination of the Employment Contract, as well as any damages for loss of opportunities to exercise Employee’s options and claims relating to any unemployment protection or absence of such protection; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that Employee has irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits subject to the commitments made by FactSet France Sarl in this Second Release; (iv) any Claims to attorneys’ fees or other indemnities (such as under the Civil Rights Attorneys’ Fees Act), with respect to Claims Employee is releasing; or (v) Claims under the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, and the Connecticut Smokers’ Rights Law.

Employee confirms that all his rights and demands with respect to the Released Parties resulting from the conclusion, the execution and/or the termination of the Employment Contract are duly fulfilled.

The Settlement Indemnity Payment and the payments to be made to Employee and other benefits to be received by Employee pursuant to the U.S. Separation Agreement will terminate any claim concerning the conditions of conclusion, execution and/or termination of the Employment Contract and will indemnify him for any moral, social and professional prejudice he has suffered or will suffer in connection with the conclusion, the execution and/or the termination of the Employment Contract.

Employee acknowledges that the Settlement Indemnity Payment and the payments to be made to Employee and other benefits to be received by Employee pursuant to the U.S. Separation Agreement constitute fair compensation for the covenants and releases made by him in the U.S. Separation Agreement and this Second Release and that this payment terminates any claim and that he waives any right for legal action against the Released Parties.

2. Employee acknowledges that Employee has read and understands Section 1542 of the California Civil Code that reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any claims herein.

3. Employee hereby acknowledges and agrees that the Covenant not to Sue set forth in Section 3(d) of the U.S. Separation Agreement applies to all Claims released pursuant to this Second Release.

4. Notwithstanding anything to the contrary, nothing in this Second Release shall constitute a release of any rights of Employee that are preserved pursuant to Section 2 or 3(b) of the U.S. Separation Agreement, and nothing herein shall prohibit or restrict Employee from taking any actions permitted by Section 5(e) of the U.S. Separation Agreement. Furthermore, nothing in this Second Release shall constitute a release of any rights of Employee to receive the Settlement Indemnity Payment on the terms set forth herein. In addition, nothing in this Second Release shall prohibit or restrict Employee from challenging the knowing and voluntary nature of Employee’s release of claims under the ADEA pursuant to the Older Workers Benefit Protection Act.

5. Employee acknowledges that, before signing this Second Release, Employee was given at least 21 days in which to consider this Second Release. Employee waives any right Employee might have to additional time within which to consider this Second Release. Employee further acknowledges that: (1) Employee took advantage of the time Employee was given to consider this Second Release before signing it; (2) Employee carefully read this Second Release; (3) Employee fully understands it; (4) Employee is entering into it voluntarily; (5) Employee is receiving valuable consideration in exchange for Employee’s execution of this Second Release that Employee would not otherwise be entitled to receive; (6) the Company, by this writing, encouraged Employee to discuss this Second Release with Employee’s attorney (at Employee’s own expense) before signing it, and that Employee did so to the extent Employee deemed appropriate; and (7) any changes made to this Second Release, whether material or immaterial, will not restart the 21 day consideration period. Employee understands that Employee is entitled to revoke this Second Release, in writing, within 7 days once Employee signs it. Such revocation must be delivered to the Company as provided herein within the 7 day period, in which case Employee will not receive the Settlement Indemnity Payment and will receive no benefits pursuant to Section 2 of the U.S. Separation Agreement. If Employee does not revoke this Second Release, it will become enforceable on the eighth day after Employee signs it.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS SECOND RELEASE.
BEFORE SIGNING THIS SECOND RELEASE, TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE). YOU HAVE MORE THAN 21 DAYS TO CONSIDER THIS AGREEMENT. IF YOU DO NOT SIGN AND RETURN THIS AGREEMENT ON OR BEFORE JULY 21, 2020, IT AUTOMATICALLY EXPIRES.

ONCE YOU SIGN THIS AGREEMENT, YOU WILL HAVE AN ADDITIONAL 7 DAYS TO REVOKE IT. IF YOU CHOOSE TO REVOKE THIS AGREEMENT, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO:

RACHEL R. STERN, GENERAL COUNSEL
FACTSET RESEARCH SYSTEMS INC.
45 GLOVER AVENUE, NORWALK, CT 06850

BY SIGNING THIS AGREEMENT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

Executed this ___ day of ______, 2020, and signed under the laws of the state of Connecticut.
______________________________
Signature

______________________________
Print Name

Executed this ___ day of ______, 2020,

For FactSet Research Systems Inc.

____________________________________

Name: Rachel R. Stern
Title: Executive Vice President, Head of
Strategic Resources and General Counsel

Executed this ___ day of ______, 2020,

FactSet France Sarl

____________________________________
Name:
Title: